CASDIM INTERNATIONAL SYSTEMS INC.


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                          10% Convertible Secured Note








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



THIS CONVERTIBLE 10% SECURED NOTE HAS NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE LAWS OF ANY STATE OR ANY OTHER JURISDICTION, AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES, EXCEPT IN CERTAIN TRANSACTIONS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT.



$250,000                                                                  No. 01



                        CASDIM INTERNATIONAL SYSTEMS INC.

                          10% Convertible Secured Note


     1. FOR VALUE RECEIVED, CASDIM INTERNATIONAL SYSTEMS INC., a corporation duly organized and existing under the laws of the State of Delaware, with offices at 150 East 58th Street, New York, New York 10155 (the "Company"), hereby promises to pay to the order of Frank Brosen, whose address is 63 East Field Drive, Bedford, New York 10506, or his registered assigns (hereinafter termed the "Registered Holder"), the principal sum of Two Hundred Fifty thousand dollars ($250,000), with interest thereon from the date of this note (the "Note") in like money at the rate of ten percent (10%) per annum on the unpaid balance of this Note until paid. Subject to Section 4 herein, principal and interest shall be payable on the Maturity Date, which shall be January 5, 1999. The principal payment shall be reduced by that portion of the principal amount of the Note previously converted into Common Stock, $.01 par value, of the Company (the "Common Stock").

     2. Payment; No Prepayment. Principal and interest shall be payable at such address as the Registered Holder shall have designated to the Company in writing at least fifteen (15) business days prior to the Maturity Date, in lawful tender of the United States. No payment of the principal of the Note or the interest thereon may be made prior to maturity by the Company without the consent of the Registered Holder.

     3. Issuance of the Note. This Note has been issued the Company pursuant to authorization of the Board of Directors of the Company (the "Board") and issued pursuant to a letter agreement (the "Agreement") by and among the Company and .

     4. Conversion and Redemption. At the option of the Registered Holder hereof, the unpaid principal amount of this Note may, upon execution of the Conversion Form attached hereto and the surrender of this Note to the Company for conversion, be convertible in increments of $25,000.00 from the 90th day from the date of issuance of this Note (the

"Conversion Date") into fully paid nonassessable shares of the Common Stock, at an initial conversion price (the "Conversion Price") of 20% below the price per share which is the average of the closing bid price per share of the Common Stock on the Nasdaq Bulletin Board for the five trading days prior to the Conversion Date (the "Market Price"). After the 180th day and until the due date of this Note, the conversion price shall be adjusted to 30% below Market Price. If the Market Price is less than $.50, the Note shall be convertible at a 50% discount to the closing bid price for the Common Stock for the five trading days before the Conversion Date. If the Common Stock shall not have traded on any day within the aforesaid five trading days, the closing bid price for such day as reported by Nasdaq Bulletin Board shall be deemed to be the closing bid price on such day. All accrued interest payable on the Note for which Conversion has been requested shall be payable in Common Stock at the Conversion Price. Notice of Conversion may be given, at any time after 90 days from the date hereof. The Registered Holder may not exercise his conversion rights to the extent such conversion would cause the Registered Holder to be the owner of 5% or more of the Company's outstanding Common Stock.

     No fractional shares of Common Stock shall be issued upon Conversion. The Registered Holder expressly waives his rights to receive a certificate for a fractional share.

     If less than all of the unpaid principal amount evidenced by this Note shall be converted, the Company will, upon such exercise of the conversion privilege, execute and deliver to the Registered Holder hereof a new Note (dated the date hereof) evidencing the remaining amount of principal and interest then owing. Conversions may be effected only into full shares and no fractions of a share of Common Stock shall be issuable upon conversion. The shares of Common Stock deliverable upon conversion of the Note shall be delivered to the Purchasers within three business days of the Conversion Date.

     Before the Registered Holder of the Note shall be entitled to convert the same into shares of Common Stock, he shall surrender the Note, duly endorsed, at the office of the Company and shall give written notice by mail or overnight courier, postage prepaid, to the attention of its President at such office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such Registered Holder of the Note or to the nominee or nominees of such Registered Holder, a certificate or certificates for the number of shares of Common Stock to which such Registered Holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

     5. Conversion. (i) The issuance of certificates for shares of Common Stock upon conversion of the Note shall be made without charge to the Registered Holders thereof for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Registered Holder of the Note which are being converted.

          (ii) The Company will at no time close its stock transfer books against the transfer of any shares of Common Stock issued or issuable upon the conversion of the Note in any manner which interferes with the timely conversion of such Note, except as may otherwise be required to comply with applicable securities laws.

          (iii) As used in this Note, the term "Common Stock" shall mean the Company's authorized Common Stock, par value $.01 per share, which shall be the only class of common stock outstanding on and prior to the Conversion Date.

          (iv) The Company will not, by amendment of its Certificate of Incorporation or By-Laws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Note and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Registered Holder of the Note against impairment.

          (v) In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to the Registered Holder of the Note, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

          (vi) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Note, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Note in full, in addition to such other remedies as shall be available to the Registered Holder of the Note, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

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     Notwithstanding anything contained herein to the contrary, no adjustment of the Conversion Price shall be made by reason of the issuance of shares pursuant to the acquisition by the Company of all or substantially all of the stock or assets of any other corporation or corporations.

     6. Taxes. The issuance of stock certificates upon the conversion of this Note shall be made without charge to the converting Registered Holder of the Note for any tax with respect to such issue. The Company shall not, however, be required to pay any tax which may be payable with respect to any transfer involved in the issuance and delivery of stock in a name other than that of the Registered Holder of the converted Note; and the Company shall not be required to issue or deliver any stock certificate unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     7. Security. In order to secure the due and punctual payment of the principal of and interest on this Note payable by the Company when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of this Note, Mr. Yehuda Shimshon, President of the Company, has granted the Registered Holder a security interest in 1,000,000 shares of Common Stock of the Company owned by him.

     8. Guarantee. Mr. Yehuda Shimshon, in order to induce the Registered Holder to purchase this Note shall guarantee the payment of interest and principal due on this Note.

     9. No Rights as Stockholder. The Registered Holder of this Note shall not, by reason of the ownership or possession of this Note, have any rights whatsoever as a stockholder of the Company, or any other rights, whatsoever, except as stated in the Note.

     10. Limitation on Certain Corporate Acts. The Company hereby covenants and agrees that upon any consolidation or merger or upon the transfer of all or substantially all of the property or assets of the Company, the due and punctual payment of the principal and interest on all the Note according to their tenor and the due and punctual performance and observance of all the terms, covenants and conditions of the Note to be kept and performed by the Company shall be expressly assumed by the corporation formed by such consolidation, or into which the Company shall have merged or by the purchaser of such property or assets; and such assumption shall be an express condition of such merger or consolidation agreement or agreement for the transfer of property or assets.

     11. Covenants. (a) The Company will pay all taxes, assessments and govern mental charges lawfully levied or assessed upon it, its property and any part thereof, and upon its income or profits, and any part thereof, before the same shall become delinquent; and will duly observe, and conform to, all lawful requirements of any governmental authority relative to any of its property, and all covenants, terms and conditions upon or under which any of its property is held; provided that nothing in this Section 11 shall require the Company to observe or conform to any requirement of governmental authority or to pay any such tax, assessment or governmental charges so long as the validity thereof shall be contested in good faith; and provided further that the Company shall not be required to pay any such taxes, assessments or charges, if, in the judgment of the Board, such payment shall not be in the best interests of the Company in the conduct of its business.

     (b) Subject to the other provisions of this Note, the Company at all times will maintain its corporate existence and right to carry on its business and duly procure all necessary renewals and extensions thereof and use its best efforts to maintain, preserve and renew all its rights, powers, privileges and franchises; provided, however, that nothing herein contained shall be construed to prevent the Company from ceasing or omitting to exercise any rights, powers, privileges or franchises which, in the judgment of the Board, can no longer be profitably exercised, nor to prevent the consolidation, merger or liquidation of any subsidiary or subsidiaries of the Company with or into the Company.

     12. Events of Default. In case one or more of the following events of default shall have occurred:

          (i) default in the due and punctual payment of interest upon or principal of any of the Note as and when the same becomes due and payable either at maturity, or otherwise; or

          (ii) failure to deliver the shares of Common Stock required to be delivered upon conversion of Note which have been presented for conversion within three business days of the Conversion Date.

          (iii) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company contained in the Note or to cure any material breach in a material representation contained in the Agreement for a period of forty-five (45) days after the date on which written notice of such failure requiring the same to be remedied has been given by a Registered Holder to the Company; or

          (iv) a decree or order by a court having jurisdiction in the premises has been entered adjudging the Company a bankrupt or insolvent, or approving a petition seeking reorganization of the Company under any applicable bankruptcy law or code and such decree or order has continued undischarged or unstayed for a period of sixty (60) days; or a decree or order of a court, having jurisdiction in the premises, for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of all or substantially all of its property, or for the winding-up or liquidation of its affairs, has been entered, and has remained in force undischarged or unstayed for a period of sixty (60) days; or

          (v) the Company institutes proceedings to be adjudicated a voluntary bankrupt, or consents to the filing of a bankruptcy proceeding against it, or files a petition or answer or consent seeking reorganization under applicable law, or consents to the filing of any such petition or to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of all or substantially all of its property, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as the become due;

then, and in each and every such case, so long as such event of default has not been remedied and unless the principal of the Note has already become due and payable, the Registered Holder of the Note, by notice in writing to the Company, may declare the principal of all the Note then outstanding and the interest accrued thereof, if not already due and payable, to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything herein contained to the contrary notwithstanding. Notwithstanding the above, the Company shall have a five-day period to cure a default pursuant to subsections (i) and (ii) hereof


     13.  Exemption  From  Registration   Under  the  Securities  Act  of  1933;
          Registration Requirements and Penalty

     (a) The Registered Holder of this Note, by acceptance hereof, agrees that this Note and the shares of Common Stock issuable upon conversion hereof have been and will be acquired for investment and not with a view to distribution or resale, and that neither this Note, nor any such shares, will be transferred or disposed of except in accordance with the requirements of the 1933 Act (as hereinafter defined), and then existing rules and regulations promulgated thereunder. The Note and the shares of Common Stock of the Company issued upon the conversion of any of the Note into Common Stock of the Company shall not be transferable except upon the conditions specified in this Section 12, which conditions are intended to effect compliance with the provisions of the 1933 Act in respect of the transfer of any Note or of any such shares of Common Stock of the Company.

     (b) As used in this Section 12, the following terms shall have the following respective meanings:

          "1933 Act"  shall  mean the  Securities  Act of 1933,  or any  similar
     federal   statute,   and  the  rules  and  regulations  of  the  Commission
     thereunder, all as the same shall be in effect at the time.

          "Transfer" shall include any disposition of any Note or of any share of Common Stock or of any interest in either thereof which would constitute a sale thereof within the meaning of the 1933 Act.

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     (c) Each  certificate for Common Stock issuable upon conversion of the Note shall (unless otherwise permitted by the provisions of subsections (d) and (f) hereof) be stamped or otherwise imprinted with a legend in substantially the following form:


                  "THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE 10% CONVERTIBLE SECURED NOTE DUE JANUARY 5, 1999 OF CASDIM INTERNATIONAL SYSTEMS INC. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAW OF ANY OTHER JURISDICTION. NO DISPOSITION OF SUCH SECURITIES OR ANY SHARES ISSUED UPON CONVERSION OR EXERCISE OF THE SECURITIES MAY BE EFFECTED UNLESS REGISTERED UNDER SUCH ACT OR UNLESS SUCH DISPOSITION, IN THE OPINION OF COUNSEL TO THE COMPANY, IS EXEMPT FROM REGISTRATION THEREUNDER."

     (d) The Company agrees at its sole expense to (i) file the requisite registration statement under the 1933 Act with the Securities and Exchange Commission with respect to the resale of the Common Stock issuable upon conversion of the Note, and use its best efforts to cause such registration statement to become effective prior to March 30, 1998; (ii) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of nine months and to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement until such time; (iii) not file any amendment or supplement to such registration statement or prospectus to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the 1933 Act or of the rules or regulations thereunder, having been furnished with a copy thereof at least five business days prior to the filing thereof; and (iv) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, including the rules and regulations relating to filings under the Securities Exchange Act of 1934.

     (e) If the Registration Statement referred to in clause (d)(i) above is not declared effective by March 30, 1998 the Registered Holder shall be entitled to receive $5,000.00 per month in cash or shares of Common Stock valued at a 30% discount to the Market Price, the term of which payment shall be at the option of the Company (the "Penalty Payment"). Such Penalty Payment shall continue if the Registration Statement is not declared effective until

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the due date of this Note.  This  issuance of such  additional  shares shall not relieve the Company from using its best efforts to cause the aforementioned registration statement to be declared effective.

     (f) To the extent a Registration Statement is not in effect on the Conversion Date, the holder of each Note and each certificate representing Common Stock by acceptance thereof agrees, prior to any proposed transfer thereof, to give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail and shall contain an undertaking by the person giving such notice to furnish such further information as may be required to enable counsel for the Company to render the opinion referred to below. Promptly upon receiving any such notice, the Company shall submit copies thereof to its counsel and shall use its best efforts to obtain the opinion hereafter referred to as promptly as possible. Such proposed transfer may be effected only if, in the opinion of counsel for the Company or other counsel reasonably satisfactory to the Company, the proposed transfer may be effected without registration under the 1933 Act (and applicable state securities or Blue Sky laws) of such Note and the related Common Stock. If counsel is of the opinion that the transfer may be effected, the Company shall promptly notify the holder of such Note or Common Stock to that effect. Each certificate evidencing the shares of Common Stock thus to be transferred (and each certificate evidencing any untransferred balance of the shares of Common Stock) shall bear the restrictive legend set forth in subsection (c) hereof unless in the opinion of counsel for the Company such legend is not required by the applicable provisions of the 1933 Act (and applicable state securities or Blue Sky laws).

     14. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Registered Holder whose shares of Common Stock are covered by a registration statement, its officers, directors and agents, and each person, if any, who controls such Registered Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934 (the "1934 Act") from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the shares of Common Stock (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by such Registered Holder or on such Registered Holder's behalf expressly for use therein; Provided, however, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the shares of Common Stock concerned to such person if it is determined that the Company had provided such prospectus and it was the responsibility of such Registered Holder to provide such person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense.

     15. Indemnification by Registered Holder. The Registered Holder whose Shares are included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to such Registered Holder, but only (i) with respect to information furnished in writing by such Registered Holder or on such Registered Holder's behalf, in each case, only with respect to information concerning such Registered Holder, expressly for use in any registration statement or prospectus relating to the shares of Common Stock, or any amendment or supplement thereto, or any preliminary prospectus, or (ii) to the extent that any loss, claim, damage, liability or expense described in the prior section results from the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the shares of Common Stock concerned to such person if it is determined that it was the responsibility of such Registered Holder to provide such person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense.

     16. Transferability. This Note is transferable only in writing by the Registered Holder hereof, in person or by his duly authorized attorney, on the register of the Company maintained at its offices in New York, New York, or at such other place in the State of New York as the Company may specify by five business days prior written notice to the holder. The Company may deem and treat the person in whose name this Note is registered as the absolute owner hereof, for the purpose of receiving payment of the principal thereof and interest hereon, whether or not the same shall be overdue, and for all other purposes whatsoever, including but without limitation, the giving of any written notices required hereunder, and the Company shall not be affected by any notice to the contrary.

     17.  Non-Recourse.  Except as  provided  in  Sections  7 and 8  hereof,  no recourse shall be had for the payment of the principal of or the interest on this Note or any part hereof, or for any claim based hereon or otherwise in respect hereof, or of the indebtedness represented hereby, against any incorporator, stockholder, officer or director, as such, past, present or future of the Company either directly or through the Company whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise;

all liability, if any, of that character against any such incorporator, stockholder, officer or director being by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     18. Acceptance by Holder. This Note is subject to all of the covenants, conditions, rights, limitations and other provisions stated herein, to all of which the holder and each successive holder hereof by acceptance of any Note assents.

     19. Amendments and Modifications. Changes in or additions to this Note may be made, and compliance with any covenant or condition herein set forth may be omitted only if the Company shall obtain the written consent from the Registered Holder of the Note.

     20. Non-Waivers. Neither any failure nor any delay on the part of the Registered Holder of this Note in exercising any right, power, or privilege hereunder shall operate as a waiver of any rights of any holder hereof, nor shall a single or partial exercise of any right preclude any other or further exercise of any other right, power of privilege accorded to any holder hereof.

     21. Attorney's Fees. If this Note shall not be paid when due and shall be placed by the Registered Holder hereof in the hands of an attorney for collection, through legal proceedings or otherwise or if this Note shall not be converted into shares of Common Stock on the Conversion Date, subject to the provisions of Section 4 hereof, and an action is brought by the Registered Holder with respect thereto, the Company shall pay a reasonable attorney's fee to the Registered Holder hereof together with reasonable costs and expenses of collection or enforcement incurred in connection with any such action.

     22. Specific Performance. The Company expressly agrees that the Registered Holder will be irreparably damaged and will not have adequate remedies at law if the Company does not perform its obligations under the Note. Upon a breach of the terms or covenants of this Note by the Company, the Registered Holder shall, each in addition to all other remedies, be entitled to obtain injunctive relief, and an order for specific performance of the Company's obligations hereunder.

     23. Interpretation. This Note is made and delivered in the State of New York and shall be construed and enforced in accordance with and governed by the laws of such state without giving effect to conflict of laws and principles.

     24. Governing Law. The Note shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws principles thereof.

     25. Headings. The headings contained in this Note are for reference purposes only and shall not affect the meaning or interpretation of this Note.

     IN WITNESS WHEREOF, Casdim International Systems Inc. has caused this Note to be executed by its President and its Assistant Secretary, this 23rd day of December, 1997.


                                            CASDIM INTERNATIONAL SYSTEMS INC.



                                            By  /s/Yehuda Shimshon
                                                ------------------
                                                Yehuda Shimshon, President

Guaranteed by:

/s/Yehuda Shimshon
------------------
Yehuda Shimshon, individually

                                     NOTICE

The conversion form appearing below should only be executed by the Registered Holder desiring to convert all or part of the principal amount of the Note attached hereto [in increments of $25,000].

                                 CONVERSION FORM


                                                    DATE:___________

TO:      CASDIM INTERNATIONAL SYSTEMS INC.
         150 East 58th Street
         New York, New York  10155

     The undersigned hereby exercises the conversion privilege upon the terms and conditions set forth in this Note, to the extent of the maximum number of shares of Common Stock issuable pursuant to the terms of Section 4 of the Note, and accordingly, authorizes the Company to apply $ principal amount of the attached Note to payment in full for such shares. Please register such shares and make delivery thereof as follows:

         Register in Name of (Giving First or Middle Name in Full)

         Name_____________________________________________________
                                    (Please Print)

         Address__________________________________________________



                              DELIVERY INSTRUCTIONS

     To be completed ONLY if Certificates are to be mailed to other than the Registered Holder.

         Name_____________________________________________________
                                    (Please Print)

         Address__________________________________________________

Signature____________________________

Address:_____________________________

                                   ASSIGNMENT


     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto ___________________ the within Note and all rights thereunder, hereby irrevocably authorizing the Company to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:  _______________________


                                          ______________________________________


In the presence of:



_______________________________